Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-137489 on Form S-1 of our report dated March 27, 2006, related to the statements of operations, changes in partner capital and cash flows of Gulf South Pipeline Company, LP for the period January 1, 2004 through December 28, 2004, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 14, 2006